Exhibit 99.1

Lulus Reports First Quarter 2023 Results and Reaffirms Full Year 2023 Guidance

Net Revenue of $91 million, down 19% from First Quarter 2022, up 32% from First Quarter 2021

Grew Active Customers to 3.2 million, up 6% from First Quarter 2022, up 67% from First Quarter 2021

CHICO, Calif., May 9, 2023 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the first quarter ended April 2, 2023, and reaffirmed its full-year 2023 financial guidance.

Crystal Landsem, CEO of Lulus, said:

“We are pleased with our execution during the first quarter, making progress on key initiatives in support of our long-term strategies, driving future benefits in areas such as international growth, efficiencies in our distribution network, and product cost reductions. As expected, first quarter was impacted by a difficult comparison against a 62% year-over-year net revenue growth rate in the first quarter of 2022 which benefited from pent-up demand as our customers re-engaged with their social calendars following the easing of Covid restrictions. Like others, the continued challenging macroenvironment required us to be more promotional year-over-year, yet less promotional than in the fourth quarter of 2022.

We remain confident in our business particularly as our flexible cost structure enables us to remain resilient during challenging macroeconomic environments as demonstrated by an approximately 12% year-over-year reduction in operating expenses, with continued prudent expense management. Lulus remains well positioned with a strong balance sheet and positive cash flow from operations, which enabled us to reduce our revolver balance during the first quarter and into the second quarter, and we believe ultimately gives us the flexibility to capture future growth opportunities.”

First Quarter 2023 Highlights:

●	Net revenue of $91.0 million, a 19% decrease compared to the same period last year, driven by a 14% decrease in Total Orders Placed and a 3% decrease in Average Order Value (“AOV”), net of higher promotions and discounts, along with higher return rates. Net revenue increased 32% from the first quarter 2021.
●	Active Customers of 3.2 million, a 6% increase compared to the same period last year.
●	AOV of $129, a decrease of 3% compared to $133 in the same period last year.
●	Gross Margin decreased 560 basis points to 41.7% and gross profit decreased 28%, in each case compared to the same period last year, reflecting higher promotional levels and continued pressures from shipping-related costs.
●	Interest expense of $0.5 million, compared to $0.2 million during the same period last year.
●	Net loss of $5.6 million, compared to net income of $2.0 million during the same period last year.
●	Adjusted EBITDA of $16.0 thousand, compared to $9.9 million during the same period last year. Despite flat Adjusted EBITDA for the quarter, net cash provided by operating activities was $3.7 million and Free Cash Flow was $2.6 million.

	Thirteen Weeks Ended
	April 2, 2023	April 3, 2022	YoY Change

	(In thousands, except percentages)
Net revenue	$90,976	$111,902	(19)%
Gross profit	$37,961	$52,978	(28)%
Gross Margin*	41.7%	47.3%	(560)	bps
Net (loss) income	$(5,618)	$2,043	NM
Adjusted EBITDA*	$16	$9,911	(100)%
Diluted net (loss) income per share attributable to common stockholders	$(0.14)	$0.05	NM
Active Customers*	3,173	3,000	6%
Free Cash Flow*	$2,636	$18,672	(86)%

NM – not meaningful

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Reaffirming Financial Outlook for Full Year 2023:

●	We expect net revenue between $410.0 million and $430.0 million, which represents between a 7% and 2% decline compared to 2022.
●	Adjusted EBITDA is expected to be between $23.1 million and $25.6 million, which represents between a 21% and 12% decline compared to 2022, reflecting investments in key growth opportunities.
●	We expect reported interest expense to be approximately $1.1 million, flat to last year, which reflects the impact of higher interest rates offsetting lower expected revolver balances.
●	We expect capital expenditures to be between $5.0 million and $6.0 million, which represents between a 0% and 20% increase compared to 2022.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the macroenvironment, inflation, supply chain pressures, shipping costs and the level of spending and returns by our customers. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior from inflation, fuel charges, and change in sentiment, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(Unaudited)

(In thousands, except share and per share data)

	Thirteen Weeks Ended
	April 2,	April 3,
	2023	2022
Net revenue	$90,976	$111,902
Cost of revenue	53,015	58,924
Gross profit	37,961	52,978
Selling and marketing expenses	19,489	21,886
General and administrative expenses	24,348	27,834
(Loss) income from operations	(5,876)	3,258
Other income (expense), net:
Interest expense	(523)	(208)
Other income, net	73	54
Total other expense, net	(450)	(154)
(Loss) income before benefit (provision) for income taxes	(6,326)	3,104
Income tax benefit (provision)	708	(1,061)
Net (loss) income and comprehensive (loss) income	(5,618)	2,043
Net (loss) income attributable to common stockholders	$(5,618)	$2,043
Net (loss) income per share attributable to common stockholders:
Basic	$(0.14)	$0.05
Diluted	$(0.14)	$0.05
Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	39,233,953	38,098,073
Diluted	39,233,953	38,385,765

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	April 2,	January 1,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$7,829	$10,219
Accounts receivable	7,234	3,908
Inventory, net	51,830	43,186
Assets for recovery	6,752	3,890
Income tax refund receivable	3,724	4,078
Prepaids and other current assets	4,033	3,738
Total current assets	81,402	69,019
Property and equipment, net	4,319	4,391
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	3,196	3,090
Lease right-of-use assets	31,432	32,514
Other noncurrent assets	5,278	4,251
Total assets	$179,566	$167,204
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,043	$5,320
Accrued expenses and other current liabilities	26,678	17,976
Returns reserve	17,586	9,066
Stored-value card liability	11,130	10,828
Lease liabilities, current	4,775	4,456
Total current liabilities	67,212	47,646
Revolving line of credit	20,000	25,000
Lease liabilities, noncurrent	27,761	29,042
Other noncurrent liabilities	818	623
Total liabilities	115,791	102,311

Stockholders' equity:
Preferred stock: $0.001 par value; 10,000,000 shares authorized; and no shares issued or outstanding	—	—
Common stock: $0.001 par value; 250,000,000 shares authorized; and 39,727,187 and 39,259,328 shares issued and outstanding as of April 2, 2023 and January 1, 2023, respectively	40	39
Additional paid-in capital	243,224	238,725
Accumulated deficit	(179,489)	(173,871)
Total stockholders' equity	63,775	64,893
Total liabilities and stockholders' equity	$179,566	$167,204

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Thirteen Weeks Ended
	April 2,	April 3,
	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(5,618)	$2,043
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,121	841
Noncash lease expense	864	789
Amortization of debt discount and debt issuance costs	40	40
Equity-based compensation expense	4,698	5,758
Deferred income taxes	(2,105)	(554)
Changes in operating assets and liabilities:
Accounts receivable	(3,326)	(2,213)
Inventories	(8,644)	(19,892)
Assets for recovery	(2,862)	(2,928)
Income taxes payable	1,388	1,636
Prepaid and other current assets	(295)	(499)
Accounts payable	1,719	7,136
Accrued expenses and other current liabilities	17,572	28,554
Operating lease liabilities	(803)	7
Other noncurrent liabilities	(44)	(470)
Net cash provided by operating activities	3,705	20,248
Cash Flows from Investing Activities
Capitalized software development costs	(551)	(600)
Purchases of property and equipment	(518)	(976)
Other	—	(78)
Net cash used in investing activities	(1,069)	(1,654)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	2,000	—
Repayments on revolving line of credit	(7,000)	(10,000)
Proceeds from issuance of common stock under employee stock purchase plan (ESPP)	269	—
Principal payments on finance lease obligations	(245)	—
Payment of offering costs related to the IPO	—	(542)
Withholding tax payments related to vesting of RSUs	(43)	—
Other	(7)	(21)
Net cash used in financing activities	(5,026)	(10,563)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,390)	8,031
Cash, cash equivalents and restricted cash at beginning of period	10,219	11,908
Cash, cash equivalents and restricted cash at end of period	$7,829	$19,939

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$7,829	$19,433
Restricted cash	—	506
Total cash, cash equivalents and restricted cash, end of period	$7,829	$19,939

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Tuesday, May 9, 2023, to discuss its first quarter 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-866-652-5200 (in the U.S.) or 1-412-317-6060 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 10177526.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the macroeconomic environment on our business, our operations, our growth, our investments, and our financial outlook for the fiscal year ending December 31, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions, including inflation; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net (loss) income on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customers counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for capitalized software development costs and purchases of property and equipment.  We view Free Cash Flow as an important indicator of our liquidity because it measures the amount of cash we generate.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is defined as total debt, which includes short-term borrowings and long-term obligations, less cash and cash equivalents.  We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Thirteen Weeks Ended
	April 2, 2023	April 3, 2022

	(In thousands, except Average Order Value and percentages)
Gross Margin	41.7%	47.3%
Adjusted EBITDA	$16	$9,911
Adjusted EBITDA Margin	—%	8.9%
Average Order Value	$129	$133
Active Customers	3,173	3,000

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from Total Debt as of April 2, 2023 and January 1, 2023, respectively, is as follows:

	As of
	April 2, 2023	January 1, 2023

	(In thousands)
Revolving line of credit, long term	$(20,000)	$(25,000)
Cash and cash equivalents	7,829	10,219
Net Debt	$(12,171)	$(14,781)

A reconciliation to non-GAAP Adjusted EBITDA from net (loss) income for the thirteen weeks ended April 2, 2023 and April 3, 2022 is as follows:

	Thirteen Weeks Ended
	April 2, 2023	April 3, 2022

	(In thousands, except percentages)
Net (loss) income	$(5,618)	$2,043
Excluding:
Depreciation and amortization	1,121	841
Interest expense	523	208
Income tax (benefit) provision	(708)	1,061
Equity-based compensation expense (1)	4,698	5,758
Adjusted EBITDA	$16	$9,911
Adjusted EBITDA Margin	—%	8.9%

(1)	The thirteen weeks ended April 2, 2023 include equity-based compensation expense for restricted stock units and performance stock units granted during the thirteen-week period, as well as restricted stock, stock options and special compensation awards granted in prior periods. The thirteen weeks ended April 3, 2022 include equity-based compensation expense for restricted stock units granted during the thirteen-week period, as well as restricted stock, stock options and special compensation awards granted in prior periods.

A reconciliation to non-GAAP Free Cash Flow from net cash provided by operating activities for the thirteen weeks ended April 2, 2023 and April 3, 2022 is as follows:

	Thirteen Weeks Ended
	April 2, 2023	April 3, 2022
Net cash provided by operating activities	$3,705	$20,248
Capitalized software development costs	(551)	(600)
Purchases of property and equipment	(518)	(976)
Free Cash Flow	$2,636	$18,672

Contact

Tiffany R. Smith

Chief Financial Officer

investors@lulus.com